ALEXANDER & BALDWIN, INC.

RESTRICTED STOCK BONUS PLAN

AMENDMENT NO. 4

The Alexander & Baldwin, Inc. Restricted Stock Bonus Plan, as restated effective April 28, 1988 (the “Plan”), is hereby amended, effective December 13, 2007, as follows:

1.	A new Section IX is hereby added as follows:

“IX.	Tax Withholding

Participants may elect to have the Company withhold, upon the vesting of the shares of Common Stock issued to them under the Plan, a portion of those vested shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by such individual. The shares of Common Stock so withheld shall reduce the number of shares of Common Stock authorized for issuance under this Plan.

‘Fair Market Value’ per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on date in question on the stock exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global Select Market) or as officially quoted in the composite tape of transactions on any other stock exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

‘Withholding Taxes’ shall mean the applicable federal and state income and employment withholding taxes to which the holder of a restricted stock award under this Plan may become subject in connection with the vesting of the shares of Common Stock subject to that award.”

2.	Existing Sections IX and X are hereby renumbered X and XI, respectively.

3.         Except as modified by this Plan Amendment, all the terms and provisions of the Plan shall continue in full force and effect.

rsb-4

IN WITNESS WHEREOF, ALEXANDER & BALDWIN, INC. has caused this Plan Amendment to be executed on its behalf by its duly-authorized officers on this 13th day of December, 2007.

ALEXANDER & BALDWIN, INC.

By: /s/ Son-Jai Paik
Its Vice President

By: /s/ Alyson J. Nakamura
Its Secretary

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